EXHIBIT 10.2

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT (this “Agreement”), dated as of December 22, 2020, is by and between Camber Energy, Inc., a Nevada corporation (“Camber”), and Viking Energy Group, Inc., a Nevada corporation (“Viking”).

W I T N E S S E T H:

WHEREAS, the parties have entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of August 31, 2020, as amended to date (the “Merger Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Camber and Viking.

WHEREAS, each of the Board of Directors of Camber and Viking has determined that it is in the best interests of Camber and the stockholders of Camber and of Viking and the stockholders of Viking, respectively, to terminate the Merger Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. The parties hereto mutually agree to terminate the Merger Agreement, effective as of the execution of this Agreement, such agreement constituting the requisite mutual agreement and written consent required to terminate the Merger Agreement pursuant to Section 8.1(a) of the Merger Agreement and otherwise as may be required pursuant to applicable Law.

2. The parties hereto agree that the Merger Agreement is hereby and forthwith void and without effect, and none of Camber, Viking, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement or the termination thereof, except that the provisions of Section 6.2(b) shall survive such termination and continue to bind the parties.

3. Each party hereby represents and warrants to the other party that (a) such party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of such party, (c) no other corporate proceedings on the part of such party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby, and (d) this Agreement has been duly and validly executed and delivered by such party (assuming due authorization, execution and delivery by the other parties) and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

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4. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly authorized committee thereof. Any agreement on the part of a party hereto to any extension or waiver of the Agreement shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, all filing and other fees paid to Governmental Entities in connection with the Merger prior to the date hereof shall be borne by the parties previously paying those fees.

6. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of a provision of this Agreement. When a reference is made in this Agreement to Sections or paragraphs, such reference shall be to a Section or paragraph of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used herein, the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

7. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (which may be withheld by such other party in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAMBER ENERGY, INC.

/s/ Louis G. Schott
Name: Louis G. Schott
Title: Interim Chief Executive Officer

VIKING ENERGY GROUP, INC.

/s/ James A. Doris
Name: James A. Doris
Title: Chief Executive Officer

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